Registration No. 333- 201711

As filed with the Securities and Exchange Commission on April 16 , 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1 /A

AMENDMENT No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

GVURA CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3751 (Primary Standard Industrial Classification Number)	EIN -38-3940515 (IRS Employer Identification Number)

Ul. Prof. Tsani Kalianjiev 14, ap 1

Varna, Bulgaria, 9000
Telephone: 702-605-4591

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

(Name, address and telephone number of Registrant’s agent for service)

IncParadise

5348 Vegas Drive

Las Vegas, Nevada 89108

Telephone: 702-871-8678

Copies to:

Joseph L. Pittera, Esq.

Law Offices of Joseph L. Pittera

2214 Torrance Boulevard, Suite 101

Torrance, California, 90501

Telephone:  (310) 328-3588

Email: jpitteralaw@gmail.com

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐     Accelerated filer☐      Non-accelerated filer    ☐       Smaller reporting company   ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$11.62

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GVURA CORP.

5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of GVURA CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, David Flaxman, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Flaxman will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.02	Not Applicable	$100,000
Total	$0.02	Not Applicable	$100,000

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company due to reduced liquidity or outright illiquidity in the market for the securities of the Shareholders.

GVURA CORP. is a development stage company and currently has no operations, other than other than a plan to export and sell used motorcycles and boats in Bulgaria and executing an agreement with AB Logistics Ltd. as our Agent to store and ship our inventory. . Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for GVURA CORP. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Act. An emerging growth company is defined as an issuer with less than $1,000,000,000 total annual gross revenues during its most recently completed fiscal year. Title 1 of the Jumpstart Our Business Startups Act allows for scaled disclosures for emerging growth companies including no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting. Emerging growth companies also need

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not provide more than two years of audited financial statements per Section 7(a)(2)(A) of the Securities Act. The Company has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), which is irrevocable.

The Company’s Early Growth Status Terminates on the earliest of (i) the last day of the first fiscal year of the Company during which it had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year of the Company following the fifth anniversary of the date of the issuer’s initial public offering; (iii) the date on which the Company has issued more than $1 billion in non-convertible debt securities in any three year period; or (iv) the date on which the Company is deemed to be a “large-accelerated filer” under the Securities Exchange Act of 1934, which means that it has at least $700 million of equity securities held by non-affiliates.

The Company is not a blank-check company. The Company has a defined business plan involving the export/import business and while the Company has limited assets, has not generated any revenue to date, and has a net loss of $691.00 as of November 30, 2014, the Company is using the present S-1 Registration Statement to acquire enough capital from investors to launch operations.  The Company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.

SEE "RISK FACTORS" ON PAGES 6-12  FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ______, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
PLAN OF DISTRIBUTION	22
DESCRIPTION OF SECURITIES	23
DiINDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
LEGAL MATTERS	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	24
EXPERTS	24
AVAILABLE INFORMATION	24
FINANCIAL STATEMENTS	27
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GVURA CORP.” REFERS TO GVURA CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GVURA CORP.

We are a development stage company which was organized to engage in the distribution business of small size recreational, and fishing boats as well as jet skis and motorcycles in Europe from USA. We plan selling them through an internet website in Europe. Being a development stage company, we have no revenues and have no operating history. GVURA Corp. was incorporated in Nevada on August 26, 2014. Our principal executive office is located at Ul. Prof. Tsani Kalianjiev 14, ap 1, Varna, Bulgaria, 9000. Our phone number is: 702-605-4591. GVURA CORP EOOD is the GVURA CORP’s wholly-owned subsidiary. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We are in the business of boats and motorcycles distribution in Europe. To date, we have reserved the domain www.gvura.eu .  Also we may obtain inventory of parts and accessories from USA auctions and resell them worldwide on our site. Our inventory will include but not limited to motorcycles, all-terrain vehicles (ATV), snowmobiles, Jet skis, boats etc. As of  December 12, 2014 we have an executed shipping agreement in place which became effective on January 01, 2015.

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From inception until the date of this filing, we have not started any operating activities. Our financial statements from inception (August 26, 2014) through the year ended November 30, 2014, reports no revenues and a net loss of $691. GVURA Corp. anticipates that it will derive its income from selling small boats, jet skis and motorcycles obtained through different auctions and wholesalers in the USA through our website in Europe.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop, organize and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Our company structure is set forth in the following chart:

GVURA CORP. a Nevada corporation

GVURA CORP EOOD. a Bulgarian corporation (100% Owned Subsidiary)

GVURA Corp. is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions

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with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

THE OFFERING

The Issuer:	GVURA CORP.
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The offering shall terminate on the earlier of:

(i) the date when the sale of all 5,000,000 common shares is completed;

(ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part, (iii) offering will end 180 days from the effectiveness of this registration statement.

Net Proceeds	$100,000
Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, David Flaxman
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors

See “Risk Factors” pages 6-10 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock. There is no guarantee that any funds will be raised from this offering .

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 26, 2014 (Inception) to November 30, 2014.

Financial Summary	November 30, 2014 ($)
Cash and Deposits	5,003
Total Assets	5,003
Total Liabilities	694
Total Stockholder’s Equity	5,003

Statement of Operations	Accumulated From August 26, 2014 (Inception) to November 30, 2014 ($)
Total Expenses	691
Net Loss for the Period	(691)
Net Loss per Share	( - )

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RISK FACTORS

In addition to the other information in this prospectus, GVURA Corp. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE STATED THAT OUR OPERATING LOSSES RISK OUR ABILITY TO CONTINUE AS A GOING CONCERN

The Company’s significant operating losses have caused our auditors to raise substantial doubt about our ability to continue as a going concern.  We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on August 26, 2014, and are a startup company with no operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly, we have no operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving and changing markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to successfully selling motorcycles and boats , we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START

OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than we require completing our intended operations plan. As of November 30, 2014, we had cash in the amount of $5,003 and liabilities of $694. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold

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in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $25,000 to execute our business plan and maintain a reporting status with the SEC. Therefore, if we sell less than 25% of the shares in this offering, we will need additional funding to complete further development of our business plan. As of the date of this prospectus, we have not taken any steps to seek additional financing other than this offering. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers who purchased boats or motorcycles from us. We have identified customers as being mobile users, but we cannot guarantee we will ever attract any customers to buy our products. Even if they do purchase the boats and motorcycles , there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell boats or motorcycles at prices which generate a profit.

BECAUSE WE HAVE NOT YET SOLD ANYTHING, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on August 26, 2014 and to date have not yet sold anything from our future inventory. We have not earned any revenues as of the date of this prospectus and have incurred total losses of $691 from our incorporation to November 30, 2014.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a minimal of operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

BECAUSE WE WILL EXPORT OUR PRODUCT OVERSEAS, WE CAN BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export power sports vehicles and accessories to overseas customers, we believe that disruptions in shipping deliveries may affect us.

Deliveries of our products may be disrupted through factors such as:

     (1)  work stoppages, strikes and political unrest;

     (2)  increased inspections of import shipments or other factors causing delays in shipments; and

     (3)  economic crises, international disputes and wars.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to trademarks or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

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If maximum offering shares will be sold, Mr. Flaxman, our sole officer and director will own 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Flaxman may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR MAY IN FUTURE HAVE OUTSIDE BUSINESS ACTIVITIES SIMILAR TO THOSE THAT WILL BE PROVIDED BY GVURA CORP., THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO GVURA CORP. AND ITS BUSINESS.

Currently our sole officer and director, Mr. Flaxman, has been working on promoting business for Gvura Corp.  A potential conflict of interest may arise in the future that may cause our business to fail, including conflicts of interest in allocating Mr. Flaxman’s time to our company as well as additional conflicts of interests over determining to whom a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, we have not adopted a policy that expressly prohibits our sole officer and director from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to whom particular business opportunities should be presented, our sole officer and director Mr. Flaxman may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.  Furthermore, Mr. Flaxman, currently plans to spend only 15hours per week working on matters involving Gvura Corp. and there is no agreement yet in place to employ Mr. Flaxman on a full time basis.  This small amount of time may not be sufficient for our business to develop as rapidly as we hope in addition to there being potential conflicts of interest with respect to Mr. Flaxman’s other business arrangements.

BECAUSE OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE THE UNITED STATES IT MAY NOT BE POSSIBLE FOR INVESTORS TO EFFECT SERVICE OF PROCESS OR ENFORCE A JUDGMENT OBTAINED IN UNITED STATES COURT AGAINST HIM

Our sole officer and director, Mr. Flaxman, currently resides outside the United States.  By residing outside the United States, should an investor(s) seek to serve Mr. Flaxman with a lawsuit or attempt to enforce a judgment obtained in a United States court predicated upon the liability provisions of the United States securities laws against Mr. Flaxman, they may not be successful.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO PURCHASE FROM US, OUR BUSINESS WILL FAIL

Since our revenue comes exclusively from the sale of our inventory, we need to attract enough people to purchase from us in order to cover our costs. If we are unable to market our inventory properly, we will generate losses and our business to fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

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We depend on the services of our sole director, Mr. Flaxman, for the future success of our business. The loss of the services of Mr. Flaxman could have an adverse effect on our business, financial condition and results of operations.

We do not carry any key personnel life insurance policies on Mr. Flaxman and we do not have a contract for his services.

PURCHASERS OF BOATS AND MOTORCYCLES MAY NOT CHOOSE TO SHOP ONLINE, WHICH WOULD PREVENT US FROM ACQUIRING CUSTOMERS WHO ARE NECESSARY TO THE GROWTH OF OUR BUSINESS.

The online market for boats, motorcycles, and their parts is less developed than the online market for many other business and consumer products. Our success will depend in part on our ability to attract new customers and customers who have historically purchased boats, motorcycles and their parts through traditional retail and wholesale operations. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or price our products more competitively than we currently anticipate attracting additional online consumers to our websites and converting them into purchasing customers.

THE FACTORS THAT COULD CAUSE OUR OPERATING RESULTS TO FLUCTUATE INCLUDE, BUT ARE NOT LIMITED TO:

· Price competition on the Internet or among offline retailers for motorcycles and boats;

· Our ability to attract visitors to our websites and convert those visitors into customers;

· Our ability to maintain and expand our supplier and distribution relationships;

· The effects of seasonality on the demand for our products;

· Our ability to accurately forecast demand for our products and maintain appropriate inventory levels;

· Our ability to build and maintain customer loyalty;

· The success of our brand-building and marketing campaigns;

· Technical difficulties, system downtime or Internet brownouts;

EXISTING OR FUTURE GOVERNMENT REGULATION OF INTERNET COULD HARM OUR BUSINESS.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet.  Today there are relatively few laws specifically directed towards conducting business on the Internet.  However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels.  These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business.  Current and future laws and regulations could harm our business, results of operation and financial condition.

WE WILL FACE INTENSE COMPETITION AND OPERATE IN AN INDUSTRY WITH LIMITED BARRIERS TO ENTRY, AND SOME OF OUR COMPETITORS MAY HAVE GREATER RESOURCES THAN US AND MAY BE BETTER POSITIONED TO CAPITALIZE ON THE GROWING E-COMMERCE BOATS AND MOTORCYCLES MARKET.

The industry is competitive and highly fragmented, with products distributed through multi-tiered and overlapping channels. We compete with both online and offline retailers who offer small boats, motorcycles and their respective parts.

Barriers to entry are low, and current and new competitors can launch websites at a relatively low cost. Many of our current and potential offline competitors have longer operating histories, larger customer bases, greater brand

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recognition and significantly greater financial, marketing, technical, management and other resources than we do. In addition, some of our competitors have used and may continue to use aggressive pricing tactics and devote substantially more financial resources to website and system development. We expect that competition will further intensify in the future as Internet use and online commerce continue to grow worldwide. Increased competition may result in reduced operating margins, reduced profitability, loss of market share and diminished brand recognition.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President David Flaxman, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between GVURA CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common

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stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144.  This restriction may have potential adverse effects on future efforts to form capital. One year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. potential adverse effects that these restrictions may have on future efforts to form capital.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

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The principal shareholders of Gvura Corp. own a majority of the outstanding shares of Gvura Corp. common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

NO PROVISION FOR ESCROW OF FUNDS HAS BEEN MADE BY COMPANY MANAGEMENT AND THEREFORE INVESTORS CANNOT WITHDRAW THEIR FUNDS ONCE INVESTED IN THIS OFFERING.

We have made no arrangements to establish a separate escrow for funds received from investors as a result of this offering.  Any funds received by the Company will be immediately available to the Company for use in implementing the Company’s business model.  Investors desiring to withdraw their funds after they have made their investment will be unable to do so.  There is no guarantee that the Company, with the funds raised from investors, will be able to implement its business model and therefore investors face a substantial risk of losing their entire investment in the Company.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

	$25,000	$50,000	$75,000	$100,000
Legal and professional fees	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$91,000
The net proceed will be used:
Office/warehouse set up +rent	$2,000	$2,000	$5,000	$5,000
Advertising and search engine optimization	$2,000	$5,000	$9,000	$14,000
Inventory and shipment	$11,000	$28,000	$46,000	$65,000
Website development	$2,000	$6,000	$6,000	$6,000
Miscellaneous	$0	$1,000	$1,000	$1,000

The above figures represent only estimated costs. Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business

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conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

If necessary, David Flaxman, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on August 26, 2014. David Flaxman, our sole officer and director, paid $0.001 per share for the 5,000,000 common shares.

Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding level	$100,000	$75,000	$50,000	$25,000
Anticipated net offering proceeds	$92,000	$67,000	$42,000	$17,000
Offering price	$0.02	$0.02	$0.02	$0.02
Net tangible book value per common share offering	$0.0002	$0.0002	$0.0002	$0.0002
Increase per common share attributable to investors	$0.0099	$0.0085	$0.0066	$0.0040
Pro forma net tangible book value per common share after offering	$0.0101	$0.0087	$0.0068	$0.0042
Dilution to investors	$0.0099	$0.0113	$0.0132	$0.0158
Number of shares after offering held by public investors	5,000,000	3,750,000	2,500,000	1,250,000
Total Shares issued and outsdanding	10,000,000	8,750,000	7,500,00	6,250,000
Dilution percentage of offering price	49%	56%	66%	79%
Capital Contribution by purchasers of shares	$92,000	$67,500	$42,000	$17,000
Capital contribution by existing stockholder	$5,000	$5,000	$5,000	$5,000
Percentage capital contribution by existing stockholder	4.12%	6.90%	10.64%	22.73%
Percentage capital contribution by existing stockholders	95.88%	93.10%	89.36%	77.27%
Purchasers of shares percentage of ownership after offering	50.00%	42.86%	33.33%	20.00%
Existing stockholders percentage of ownership after offering	50.00%	57.14%	66.67%	80.00%

Based on 5,000,000 common shares outstanding as of February 28 , 201 5 and total stockholder’s equity of $ 1 , 205 utilizing un audited February 28 , 201 5 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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PLAN OF OPERATION

To meet our need for cash, we are attempting to raise money from this offering. We believe, but cannot guarantee, that we will be able to raise enough money through this offering to run our operations. We believe this could take up to 180 days, if we are unable to successfully launch our operations; we may quickly use up the proceeds from this offering and will need to find alternative sources. It will take up to six months from the time we begin actually receiving investor funds to be in a position that allows us to start operations.  This is the result of having to establish first an office in Bulgaria, specifically the town of Verna, Bulgaria, and then in order to attract the business we will have to establish a website through which we can begin to market ourselves. This may take six months or less time depending on how quickly we can raise the necessary funds through the current offering. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We will rely on our president's experience in sales industry to attract clients and develop our business. As our business expands, we may hire additional employees. Below are the main steps and milestones the company plans for the next twelve months once we complete our public offering, assuming we raise the maximum amount of $100,000.

We will not be conducting any product research or development. We do not expect to purchase or sell significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell used small boats, jet skis and motorcycles in Bulgaria and Europe via our future internet site. Our plan of operations is as follows:

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

ESTABLISH OUR OFFICE

Time Frame: 1st- 3rd months.

Costs: $2,000-5,000.

Upon completion of the offering we plan to set up an office in Varna, Bulgaria and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PCs, telephones, fax, office supplies and furniture. Our sole officer and director, David Flaxman will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% or more of the shares offered we will buy more and better equipment with advanced features that will cost us approximately $3,000 more. In this case, set up costs will be approximately $5,000.

DEVELOP OUR WEBSITE

Time Frame: 2nd-5th months.

Costs: $2,000-$6,000

When our office is set up, we intend to begin developing our website. Our sole officer and director, David Flaxman already registered our web domain www.gvura.eu and web hosting. We plan to hire a web developer and a web designer to help us with the design and development of our website. We do not have any written agreements with any web developers or web designers at current time. The website development costs, including site design and implementation will be approximately $2,000. If we sell 75%  or more of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $5,000. We plan to develop more convenient interface for clients with consumer preference web forms and online boats and motorcycles shipping calculator. Updating and improving our website will continue throughout the lifetime of our operations.

NEGOTIATE AGREEMENTS WITH POTENTIAL BOATS AND MOTORCYCLES DEALERS AND CLIENTS

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Time Frame: 4th-12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential clients. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on local boats and motorcycles dealers. There are some which specialize on the used boats only. We are going to sign agreements with used motorcycle markets in Bulgaria to exhibit our motorcycles. We are going to organize direct mailing through special internet services to motorcycles and boats enthusiasts. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

DEVELOP AND IMPLEMENT MARKETING STRATEGY

Time Frame: 5th-12th months.

Costs: $2,000-$14,000

Once we will develop our website we plan to initiate our marketing campaign. Our president, David Flaxman will advertise our boats and motorcycles and our services through his contacts that he has developed by working in the sales industry which include his previous clients and other motorcycles dealers. Besides selling our motorcycles and boats to private buyers, we will also attempt to conclude agreements with dealers with prospective to sell our motorcycles and boats directly to them.

We plan to use different effective marketing tools in our marketing campaign, such as internet, billboards, magazines,  newspapers, radio, car shows and expositions. We plan to use billboard’s ads on the streets, used motorcycles markets, and garage’s areas. Our most important strategy is to use the internet to advertise our services. We plan to advertise our services for boats and motorcycles cars for sale on the following websites: www.carmarket.bg, www.mobile.bg, www.car24.bg, www.autobazar.bg, www.alo.bg, www.bulstar.bg, www.boats.com, www.google.com (with using “Google AdWords”), www.yahoo.com, social networks such as www.facebook.com. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses. In case we sell 100% shares offered we also plan to use radio ads as well as at the big festivals and forums.

Hire Sales Associates

Time Frame: 6th-12th month.

Cost: On commission, no direct cost

If we sell at least 50% of the shares offered we plan to hire a sales person to sell our used motorcycles and boats. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2, to have one to sell our used motorcycles and the other to sell our used boats.

Used boats and motorcycles Purchase

Time Frame: 9th -12th months

Cost: $11,000-$65,000.

We plan to purchase motorcycles from different used motorcycles stores, private sellers and special auctions. Our plan is to purchase motorcycles costing approximately $3,000-$6,000 each.

We plan to purchase boats from different private sellers and boat auctions. Our plan is to purchase small size boats along with jet skis costing approximately $3,000-$10,000 each.

In summary, we should be in full operation and selling used boats and motorcycles within 12 months of completing our offering. Until we start to sell our inventory, we do not believe that our operations will be profitable. If we are unable to attract customers to buy used boats and motorcycles from us we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

David Flaxman, our president will be devoting approximately 15 hours a week to our operations. Once we expand operations, and are able to attract more and more customers to buy our used motorcycles and boats, Mr. Flaxman has agreed to commit more time as required. Because Mr. Flaxman will only be devoting limited time to our

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operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULT OF OPERATIONS

We did not earn any revenue during the period from our inception on August 26, 2014 to November 30, 2014. We do not anticipate earning significant revenues until we start selling motorcyces or small boats in Bulgaria .

We incurred operating expenses in the amount of $691 for the period from our inception on August 26, 2014 to November 30, 2014. These operating expenses were mostly comprised of incorporation fees recorded at $638.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

 LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2014, the Company had $5,003 cash and $694 of liabilities.

Since inception, we have sold 5,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

To meet a small part of our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others. We cannot guarantee that the Company will be able to sell any of the common shares to investors in this offering.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required,

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management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. As of April 15, 2015 our rate of negative cash flow pe month is of $760. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $ 8 ,000 as disclosed in the Use of Proceeds section under “legal and professional fees.” Should the Company fail to sell less than all its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United-States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

BUSINESS OVERVIEW

GENERAL

We were incorporated in the State of Nevada on august 26, 2014. We intend to engage in selling used boats and motorcycles from North America. We plan to purchase our inventory primarily from private sellers, dealer-auctions and sell them to private buyers or other used motorcycle and boat dealers in Bulgaria. We plan to develop a website that will display a variety of used boats and motorcycles and their prices in the US market, and we will advertise our services and fees. We have not generated any revenues and the only operations we have engaged in to date is purchasing of our domain www.gvura.eu and hosting, and signed a contract with AB Logistics Ltd., a shipping company on December 12, 2014. Our principal office address is located at Ul. Prof. Tsani Kalianjiev 14, ap 1, Varna, Bulgaria, 9000. Our telephone number is 702-605-4591. GVURA CORP EOOD is the GVURA CORP’s wholly-owned subsidiary. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Our company structure is set forth in the following chart:

GVURA CORP. a Nevada corporation

GVURA CORP EOOD. a Bulgarian corporation (100% Owned Subsidiary)

We will rely on our sole officer and director’s knowledge and expertise of the boating industry in conducting our operations. Our service will include but not limited to, checking the condition of boats, motorcycles  using the hired services of competent mechanics with knowledge, and shipping and handling and custom clearing if needed. Depending on the number of shares that we sell from this offering, we plan to keep a small inventory of motorcycles and boats. This inventory will consist of most popular models with highest turnover rate. We will display them on our website. Our customers will be able to select a motorcycle or a boat on our website according to their budget and preferences. Our customers will also be able to order boats and motorcycles which are not displayed on our website by specifying the make, model and year. When we do not have the item that our client wants, we will search for it in

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car auctions and through network of other dealers. If our client wants to choose a boat or a motorcycle individually throughout the auction or other options we will consult them for 20% surplus interest.

We plan to offer our used boats and motorcycles at price marked-up from 20% to 30% of our cost. Our customers will be asked to pay us the full price in advance. There is no guarantee that our customer will pay the full purchase price in advance. In some cases we will ask for lower advance payments and the remainder during 7 days after the motorcycle or boat is loaded and left a sea port. When we do not have a particular motorcycle or boat in inventory, we will generally ask our client for prepayment before purchasing it on their behalf. To be able to extend credit payment terms to more customers we may need to raise additional funds. If we are not able to raise the additional funds our business may fail. Also, there is no guarantee that we will receive desired commission payment and may have to lower our prices of boats and motorcycles, resulting in diminished profits or loses. When we do not take prepayment and buy boats and motorcycles at our own expense, there a chance that we do not sell them for an extended period of time or never at all, which will result in loss of revenue and disruption of our business.

BOATS AND MOTORCYCLES AUCTIONS

We plan to use boat and motorcycle auctions as a main source for buying our boats and motorcycles. Those auctions are a method of selling new, and most often, used boats and motorcycles based on auction system. They can be found in most nations . . Most of those auctions are closed auctions, meaning only dealers can use them. There are also auctions that are open to the public. We believe that these auctions are a primary outlet for financial services firms to dispose of their large volume of off-lease returns, for rental and other companies to sell off their aging fleets and for boats/motorcycles dealerships to dump trade-ins or other unwanted inventory. Some auctions in the United States are used by banks, the IRS, and other government agencies to sell boats and motorcycles that were repossessed for failure to make monthly payments or pay taxes. Online auctions are also growing in popularity. One of the most popular online auctions is eBay. On eBay Motors, any user can create an account and put their items up for auction. There is usually a small fee associated with selling on eBay.

BOATS AND MOTORCYCLES FOR ORDER AND CONSULTING

We plan to search for used boats and motorcycles for clients’ request. We believe t here are many potential customers in Bulgaria who would like to buy them. We will find them the boats and motorcycles with specific parameters and check their technical condition before delivery.

We will consult with our client on every stage of their buying decision. We plan to organize a client hotline to answer any questions concerning their decision to buy from United States.

MARKETING OUR SERVICES

We intend to rely on our sole officer and director, David Flaxman to market our services and products. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display the boats/motorcycles and their prices which will be available for purchase on our web site. We will market and advertise our web site to find potential clients and also promote our services through the network of our director’s contacts in the boating industry. We plan to use different effective marketing tools for our marketing compaign such as internet, billboards, newspapers and magazines, radio, and expositions.

We plan to advertise our services our boats and motorcycles for sale on the following websites: www.carmarket.bg, www.mobile.bg, www.car24.bg, www.autobazar.bg, www.alo.bg, www.bulstar.bg, www.boats.com, www.google.com (with using “Google Adwords”), and www.yahoo.com (with using “Yandex Direct”), social networks such as www.facebook.com. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses.

The www.carmarket.bg, www.mobile.bg, www.alo.bg, and www.bulstar.bgwebsites are the most popular in Bulgaria. There are many opportunities to advertise our service there. The most effective are flash –banners and context ads. We also plan to use billboard’s ads on the streets, vehicle service stations, car wash stations, tire centers and multiple marinas. We believe that the most attractive places for billboards are federal roads, highways and main city roads.

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SHIPPING AND HANDLING

We are planning to use AB Logistics Ltd. Shipping Service (www.ablogistics.net) for our shipping and handling needs. AB Logistics Ltd Shipping Service includes Land Transport Management, Ocean Shipping Arrangement, Extra Vehicle Reports, Insurance Placement, Export Document Control, Title Document Transfers, and Export Financing. This service is one of the easiest ways to deliver a container with motorcycles and boats to Bulgaria. We have negotiated and signed an agreement with AB Logistics Ltd on the 12/12/2014.

We plan to use AB Logistics Ltd., a shipping company from Bulgaria. That shipping company is specialized in the international shipping to Bulgaria. They offer two different options when shipping containers to Bulgaria: Roll On/Roll Off Service (the most affordable method for transporting motorcycles overseas. A Ro/Ro vessel has a ramp which opens up to allow the motorcycle to be driven into the vessel) and Container Service (container shipping for transporting a motorcycle or a small boat provides the safest way of transportation).

 Agreement with AB Logistics Ltd.

We have executed an agreement with AB Logistics Ltd. as our Agent to store and ship our inventory for  Gvura Corp. Agent's relationship with the Company will be that of an independent contractor and not an employee. AB Logistics Ltd. is neither affiliated nor related to the Company or its officer. The following are the services specified in the agreement between AB Logistics Ltd. (“Agent”) and Gvuta Corp. (“Company”):

This Agreement (the "Agreement") will enter into effect on January 1, 2015.

1) Agent shall use its best efforts to provide the services ("the Services") to the company as requested and further described herein on a non-exclusive or exclusive basis, as reasonably requested by the Company.

2) The Agent fee calculation.

3) The Company shall make use of the Agent’s services for a period of twelve months commencing on Effective Date and continuing thereafter on a month to month basis until this Agreement is terminated in accordance with paragraph 6.

4) Independent Contractor. Agent's relationship with the Company will be that of an independent contractor and not an employee. Agent will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Agent for taxes, all of which will be Agent's responsibility. Agent will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

5) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

6) The Corporation or the Agent may terminate the Agreement by providing no less than 15 days resignation notice in writing.

7) No term of this Agreement may be amended or waived except with the written consent of the parties

8) Any notice required or permitted by this Agreement shall be in writing and shall be (I) delivered personally, (II) sent by certified or registered mail, postage prepaid, return receipt requested. Agent fee will be passed through to the ultimate customer.

COMPETITION

There are few barriers of entry in the boat and motorcycle business and level of competition is extremely high. There are many domestic and international car dealers and dealership companies which are licensed and able to purchase motorcycles and boats at auctions and sell to their clients. We will be in direct competition with them. Many large car dealerships have greater financial capabilities than us and will be able to provide more favorable credit terms to the buyers of boats. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we will be competing with unlicensed private sellers of motorcycles and boats.

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INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

GOVERNMENT REGULATIONS

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director. If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we find another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

Gvura Corp Eood. is the only wholly owned subsidiary of Gvura Corp.

FEDERAL SECURITIES LAW

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

PUBLIC COMPANY

As of now, we do not trade on the Over-The-Counter Bulletin Board. Once we start trading, the value of our investors’ investment could decrease due to the volatility associated with Bulletin Board. Other factors might decrease the value of the stock such as: failure to obtain our operating budget and profit, decline in demand for our common stock, general economic trends, etc.

For our business plan to succeed, we must raise additional capital. If we do not find another way to receive funding, we will have to sell shares of common stock. If we do so, we might affect the value of the shares.

As for cash dividends, we have never paid any on our common stock, and we do not expect to pay any, at any time in the future. Hence, a return on investment will depend solely on an increase of our common stock on the market.

Finally, we must say that we do not have any experience as a public company. We have never operated a public company and we have never dealt with all the rules and regulations required from such a company. For that reason, if we do not operate successfully as a public company, the investors might lose all the investments with us.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of November 30, 2014, the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

David Flaxman Ul. Prof. Tsani Kalianjiev 14, ap 1, Varna, Bulgaria, 9000	38	President, Secretary, Treasurer and Director

                             The following is a brief description of the business experience of our executive officers, director and significant employees:

 -

David Flaxman has acted as our President, Secretary, Treasurer and sole Director since our incorporation on August 26, 2014.  Mr. Flaxman was part of the Israeli Army from 1996 to 1999. From 2000 to 2004, Mr. Flaxman studied in Tel Aviv University, Entin Faculty of Humanities  in Israel. Mr. David has formed UDACHCHA EOOD in Varna in 2007 and has operated it till 2014.   Mr. Flaxman has been buying repairing and reselling small boats and motorcycles in Bulgaria independently for the last 10 years.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise between our business and our director’s other business activities.

Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations. As sales increase , David Flaxman has agreed to commit more time as required. Because David Flaxman will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, David Flaxman, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would

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interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, David Flaxman, is an independent contractor to us and currently devotes approximately fifteen hours per week to company matters. After receiving funding pursuant to our business plan, Mr. Flaxman intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on August 26, 2014 until November 30 , 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

David Flaxman, President, Treasurer and Secretary	August 26, 2014, to November 30 , 2014	0	0	0	0	0	0	0	0

There are no current employment agreements between the company and its officers.

Mr. Flaxman currently devotes approximately fifteen hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Director Compensation

The following table sets forth director compensation as of November 30 , 2014:

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Flaxman	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David Flaxman will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On September 8, 2014, we issued a total of 5,000,000 shares of restricted common stock to David Flaxman, our sole officer and director, in consideration of $5,000.

Mr. Flaxman will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Flaxman. Mr. Flaxman will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Flaxman does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Flaxman or the repayment of the funds to Mr. Flaxman. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	David Flaxman Ul. Prof. Tsani Kalianjiev 14, ap 1, Varna, Bulgaria, 9000	5,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 30 , 2014. As of November 30 , 2014, there were 5,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

GVURA CORP. has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company director, Mr. Flaxman, will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: Ul. Prof. Tsani Kalianjiev 14, ap 1, Varna, Bulgaria, 9000. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, David Flaxman will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Flaxman is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Flaxman will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. David Flaxman is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Flaxman will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Flaxman will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

GVURA CORP. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree, or not, to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which GVURA CORP. has complied.

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In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorize us to issue any preferred stock. As of November 30, 2014, there were 5,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

Law Offices of Joseph L. Pittera at 2214 Torrance Boulevard, Suite 101, Torrance, California 90501 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

David L. Hillary, Jr., CPA, CITP, MBA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. David L. Hillary, Jr., CPA, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of GVURA CORP. for the period ended November 30 , 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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GVURA CORP.

FINANCIAL STATEMENTS

November 30, 2014

                                                                                                                        (A DEVELOPMENT STAGE COMPANY)

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Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders:

Gvura Corp.

Ul. Prof. Tsani Kalianjiev 14, ap 1,

Varna, Bulgaria, 9000

We have audited the accompanying balance sheet of Gvura Corp. (a Nevada corporation) as of November 30, 2014 and the related statements of operations, stockholders' equity, and cash flows for the period of August 26, 2014 to November 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the company as of November 30, 2014 and the results of operations, and cash flows of the Company as of August 26, 2014 (inception) to November 30, 2014. The balance sheet, results of its operations and its cash flows are in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Noblesville, Indiana

January 7, 2015

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GVURA CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(Audited)

November 30, 2014
CURRENT ASSETS
Cash & Cash Equivalents	$ 5,003
TOTAL ASSETS	$ 5,003

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$ 694
TOTAL LIABILITIES	$ 694

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value
5,000,000 shares issued and outstanding at
November 30, 2014	$ 5,000
Profit (loss) accumulated during the development stage	$ (691)
Total Stockholders' Equity	$ 4,309

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,003

The accompanying notes are an integral part of these financial statements

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GVURA CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(Audited)

From August 26, 2014 (Inception) to November 30, 2014
REVENUES
Sales	$ -
Total Income	$ -

Operating Expenses:
General and administrative	$ 691
Total Expenses	$ 691

Net profit (loss) for the period	$ (691)

Net gain (loss) per share:
Basic and diluted	$ (0.0001)

Weighted average number of shares outstanding:
Basic and diluted	$ 5,000,000

The accompanying notes are an integral part of these financial statements

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GVURA CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(Audited)

From August 26, 2014 (Inception) to November 30, 2014
Operating activities:
Net profit	$ (691)
Adjustment to reconcile net loss to net cash
provided by operations:	$ -
Net Cash Provided by Operating Activities	$ (691)

Financing activities:
Proceeds from issuance of common stock	$ 5,000
Due to related party	$ 694
Net cash provided by financing activities	$ 5,694

Net increase in cash	$ 5,003

Cash, beginning of period	$ -
Cash, end of period	$ 5,003

The accompanying notes are an integral part of these financial statements

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GVURA CORP
(A DEVELOPMENT STAGE COMPANY)
SHAREHOLDER EQUITY
(Audited)

From Inception August 26, 2014 to November 30, 2014

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Gain (Deficit)	Total Shareholders' Equity

Balance, August 26, 2014 (Inception)	-	$ -	$ -	$ -	$ -

Common Shares issued:
for cash on September 8, 2014	5,000,000	5,000	-		5,000

Net gain (loss) November 30, 2014	-	-	-	(691)	(691)
Balance, November 30, 2014	5,000,000	$ 5,000	$ -	$ (691)	$ 4,309

The accompanying notes are an integral part of these financial statements

Page | 36

GVURA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2014

Note 1: Organization and Basis of Presentation

Gvura Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on August 26, 2014.

The Company is in the development phase and intends to distribute small size recreational and fishing boats, jet skis and motorcycles in Europe. The Company plans to sell through an internet website in Europe.

As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures from the period of inception on August 26, 2014 through November 30, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Gvura Corp.,” “we,” “us,” “our” or the “company” are to Gvura Corp.

The Company’s fiscal year end is November 30.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were

Page | 37

GVURA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2014

assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Debt

On August 12, 2014 and August 26, 2014, David Flaxman, the Director and President of the Company, made loans totaling $694, which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 5: Capital Stock

On August 26, 2014 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On September 8, 2014 the Company issued 5,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $5,000.00.

As of November 30, 2014 there were no outstanding stock options or warrants.

Page | 38

GVURA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2014

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 7: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 4.

Note 8: Subsequent Events

In accordance with SFAS 165 (ASC 855-10), the Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Page | 39

GVURA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2014

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended November 30, 2014, the Company had a net loss of $691. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Page | 40

GVURA CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	February 28, 2015	November 30, 2014
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash & Cash Equivalents	$ 1,205	$ 5,003
TOTAL ASSETS	$ 1,205	$ 5,003

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$ 694	$ 694
TOTAL LIABILITIES	$ 694	$ 694

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value
5,000,000 shares issued and outstanding at
November 30, 2014	$ 5,000	$ 5,000
Profit (loss) accumulated during the development stage	$ (4,489)	$ (691)
Total Stockholders' Equity	$ 511	$ 4,309

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,205	$ 5,003

The accompanying notes are an integral part of these financial statements

Page | 41

GVURA CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(Audited)

	For the Three Months Ended February 28, 2015	For the Three Months Ended February 28, 2014	From August 26, 2014 (Inception) to February 28, 2015
REVENUES
Sales	$ -	$ -	$ -
Total Income	$ -	$ -	$ -

Operating Expenses:
General and administrative	$ 3,798	$ -	$ 4,489
Total Expenses	$ 3,798	$ -	$ 4,489

Net profit (loss) for the period	$ (3,798)	$ -	$ (4,489)

Net gain (loss) per share:
Basic and diluted	$ (0.0008)	$ -	$ (0.0009)

Weighted average number of shares outstanding:
Basic and diluted	5,000,000		5,000,000

The accompanying notes are an integral part of these financial statements

Page | 42

GVURA CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Three Months Ended February 28, 2015, and
the Period From August 26, 2014 (Inception) to February 28, 2015
(Unaudited)

	For the Three Months Ended February 28, 2015	For the Three Months Ended February 28, 2014	From August 26, 2014 (Inception) to February 28, 2015

Cash Flows from Operating Activities
Net loss	$ (3,798)	$ -	$ (4,489)
Changes in:
Accrued Expenses	$ -	$ -	$ -
Net cash provided by (used in) operating activities	$ (3,798)	$ -	$ (4,489)

Financing Activities
Issuance of Common Stock	$ -	$ -	$ 5,000
Shareholder Loan	$ -	$ -	$ 694
Net cash provided by financing activities	$ -	$ -	$ 5,694

Net increase (decrease) change in cash	$ (3,798)	$ -	$ -

Cash and cash equivalents balance, beginning of period	$ 5,003	$ -	$ -

Cash and cash equivalents balance, end of period	$ 1,205	$ -	$ 1,205

Page | 43

GVURA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2015

Note 1: Organization and Basis of Presentation

Gvura Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on August 26, 2014.

The Company is in the development phase and intends to distribute small size recreational and fishing boats, jet skis and motorcycles in Europe. The Company plans to sell through an internet website in Europe.

As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The accompanying unaudited interim financial statements of Gvura Corp. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form S-1 filed with the SEC.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended November 30, 2014 as reported in the Registration Statement on Form S-1 have been omitted.

Unless the context otherwise requires, all references to “Gvura Corp.,” “we,” “us,” “our” or the “company” are to Gvura Corp.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

Page | 44

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2015.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"). ASC-605 requires that four basic criteria must be met before revenue can be recognized:

1.

Persuasive evidence of an arrangement exists

2.

Delivery has occurred

3.

The selling price is fixed and determinable

4.

Collectability is reasonably assured.

Determination of criteria (3) and (4) are based on management's judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, or other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Debt

Page | 45

On August 12, 2014 and August 26, 2014, David Flaxman, the Director and President of the Company, made loans totaling $694, which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 5: Capital Stock

On August 26, 2014 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On September 8, 2014 the Company issued 5,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $5,000.00.

As of February 28, 2015 there were no outstanding stock options or warrants.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 7: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the sole director and officer. The nature and details of the transaction are described in Note 4.

Note 8: Subsequent Events

In accordance with ASC 855-10, the Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued.

Page | 46

Based upon this evaluation, it was determined that no subsequent events occurred requiring recognition or disclosure.

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended February 28, 2015, the Company had a net loss of $4,489.  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Page | 47

 [Back Page of Prospectus]

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

GVURA CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2015, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page | 48

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.62
Printing Expenses	$88.38
Accounting Fees and Expenses	$1,200.00
Auditor Fees and Expenses	$2,900.00
Legal Fees and Expenses	$1,500.00
Transfer Agent Fees	$2,300.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

As permitted by the Nevada General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●

any breach of the director's duty of loyalty to us or our stockholders;

●

any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●

any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●

any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Nevada General Corporation Law; and

●

we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Page | 49

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On September 8, 2014, GVURA CORP. offered and sold 5,000,000 share of common stock to our sole officer and director, David Flaxman, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. GVURA CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated December 12th, 2014, between GVURA CORP. and AB Logistics Ltd.
10.2	Description of David Flaxman verbal agreement with GVURA CORP.
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of David L. Hillary, Jr., CPA,(3)

ITEM 17. UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Gvura Corp. includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Varna, Bulgaria, on April 15 , 2015.

Signature	Title	Date

/s/David Flaxman	President, Director, and Principal Financial and Accounting Officer	April 16, 2015

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Flaxman, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of GVURA CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Flaxman
David Flaxman	President, Director, Principal Financial Officer, Principal Accounting Officer	April 16 , 2015

Page | 51

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated December 12th, 2014, between GVURA CORP. and AB Logistics Ltd
10.2	Description of David Flaxman verbal agreement with GVURA CORP.
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of David L. Hillary, Jr., CPA,(3)
99.1	Subscription Agreement

Page | 52